Exhibit 99.2

 South Plains Financial  Earnings Presentation  Third Quarter, 2021  1

 Safe Harbor Statement and Other Disclosures   FORWARD-LOOKING STATEMENTSThis presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company”) and City Bank (“City Bank” or the “Bank”) may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to, among other things, the ongoing COVID-19 pandemic, future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, and other financial items, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, local, regional, national and international economic conditions, the extent of the impact of the COVID-19 pandemic, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and subsequent related legislations, and the programs established thereunder, and City Bank’s participation in such programs, volatility of the financial markets, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in non-performing assets and charge-offs, adequacy of loan loss reserves, changes in tax laws, current or future litigation, regulatory examinations or other legal and/or regulatory actions, the impact of any tariffs, terrorist threats and attacks, acts of war or threats thereof or other pandemics. Due to these and other possible uncertainties and risks, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. For more information about these factors, please see South Plains’ reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), including South Plains’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.  2

Today's Speakers



Curtis C. Griffith
Chairman & Chief Executive Officer

- Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979
- Elected Chairman of the First State Bank of Morton board in 1984
- Chairman of the Board of City Bank and the Company since 1993



Cory T. Newsom
President

- Entire banking career with the Company focused on lending and operations
- Appointed President and Chief Executive Officer of the Bank in 2008
- Joined the Board in 2008



Steven B. Crockett
Chief Financial Officer & Treasurer

- Began his career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas
- Appointed Chief Financial Officer in 2015
- Controller of the Bank and the Company for 14 and 5 years respectively

South Plains Financial, Inc.
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Third Quarter 2021 Highlights

Parent company of City Bank, a leading Texas-based community bank headquartered in Lubbock, TX

One of the largest independent banks headquartered in West Texas

$3.8 Billion in Total Assets as of September 30, 2021



Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Texas
Ft. Worth
Dallas
Bryan / College Station
Austin
San Antonio
Houston
City Bank Branch Locations

Source: Company documents

NASDAQ: SPFI 3Q'21 Highlights

- ✓ Net income of $15.2 million, compared to $13.7 million in 2Q'21 and $16.7 million in 3Q'20
- ✓ Diluted earnings per share of $0.82, compared to $0.74 in 2Q'21 and $0.92 in 3Q'20
- ✓ Average cost of deposits declined to 25 bps, compared to 27 bps in 2Q'21 and 34 bps in 3Q'20
- ✓ No provision for loan losses ("PLL"), compared to a negative PLL of $2.0 million in 2Q'21 and a PLL of $6.1 million in 3Q'20
- ✓ Loans held for investment grew $125.6 million, or 5.5%, during the third quarter of 2021 as compared to June 30, 2021.
- ✓ Nonperforming assets to total assets were 0.32%, compared to 0.37% at 6/30/21 and 0.46% at 9/30/20
- ✓ Net interest margin of 3.58%, compared to 3.42% in 2Q'21 and 3.82% in 3Q'20
- ✓ Efficiency ratio was 66.45%, compared to 70.52% in 2Q'21 and 56.90% in 3Q'20
- ✓ Tangible book value per share of $20.90, compared to $20.35 at 6/30/21 and $18.00 at 9/30/20
- ✓ Return on average assets (annualized) of 1.61%, compared to 1.46% in 2Q'21 and 1.88% in 3Q'20

Note: Tangible book value per share is a non-GAAP measures. See appendix for the reconciliation to GAAP

South Plains Financial, Inc.
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 Loan Portfolio    5  3Q’21 Highlights  Total loans increased by $125.6 million compared to 2Q’21, primarily due to:$177.6 million in organic net growth; Partially offset by a net decrease of $52.0 million in Paycheck Protection Program (“PPP”) loans, primarily due to PPP loan forgiveness received from the Small Business AdministrationStrategic initiative underway to grow SPFI’s banking team by more than 30% over two years with a primary focus on Dallas and Houston3Q’21 yield on loans, ex-PPP, of 4.86%; a decrease of 5 bps compared to 2Q’21, excluding PPP loans  Total Loans Held for Investment$ in Millions  Source: Company documents

 Loan Portfolio    6  Portfolio Composition        Loan Portfolio ($ in millions)     9/30/21  Commercial C&D  $   85.3  Residential C&D      215.8   CRE Owner/Occ.    219.9  Other CRE Non Owner/Occ.      458.4   Multi-Family      130.7   C&I      353.0   Agriculture      208.1   1-4 Family      387.1   Auto      239.4   Other Consumer      69.1   PPP      62.2            Total  $  2,429.0   Source: Company documents  PPP loans totaled $62 million at 9/30/21Active pandemic loan modifications were 0.7%, or $16.4 million, of total loans at 9/30/21:Decrease from 1.6%, or $36.6 million, at 6/30/21Approximately 97% of these modifications are in the hotel industry, which are expected to return to full payment status at the end of their respective modification periods.  3Q’21 Highlights

 Mortgage Banking Overview  7  Mortgage Banking Activity$ in Millions  3Q’21 Highlights  $75 million decrease in interest rate lock commitments at 9/30/21 compared to 9/30/20Mortgage loan originations decreased 1.6% in 3Q’21 compared to 2Q’21Mortgage servicing rights asset valuation – a positive adjustment of $119 thousand in 3Q’21, compared to a negative adjustment of $351 thousand in 2Q’21  Source: Company documents

 Noninterest Income    8  Noninterest Income$ in Millions  3Q’21 Highlights  Noninterest income of $25.8 million, compared to $22.3 million in 2Q’21; the increase is primarily due to:Seasonal increase of $2.6 million in noninterest income from insurance activities $1.1 million increase in mortgage banking activities revenueRevenue from mortgage banking activities of was 26% of total revenue, compared to 26% in 2Q’21 and 34% in 3Q’20  Source: Company documents

 Diversified Revenue Stream  Nine Months Ended September 30, 2021    9  Total Revenues$164.9 million  Noninterest Income$74.5 million    Source: Company documents

 Net Interest Income and Margin    10  Net Interest Income & Margin$ in Millions  3Q’21 Highlights  Net interest income of $31.2 million, compared to $29.6 million in 2Q’21Increase was mainly the result of the growth of $82.9 million in average loans outstanding3Q’21 net interest margin (“NIM”) of 3.58%, an increase of 16 bps compared to 2Q’21 as excess liquidity was deployed into higher yielding loans during the quarter   Source: Company documents

 Deposit Portfolio  11  Total Deposits$ in Millions  3Q’21 Highlights  Total Deposits of $3.21 billion at 3Q’21, an increase of $53.8 million from 2Q’21largest increase was experienced in non-personal demand accounts Cost of interest-bearing deposits declined in 3Q’21 to 37 bps from 40 bps in 2Q’21Noninterest-bearing deposits represented 32.8% of deposits in 3Q’21, compared to 31.6% in 2Q’21  Source: Company documents

 Credit Quality    12  3Q’21 Highlights  Credit Quality Ratios  While growth was experienced in the loan portfolio and classified loans increased, the Company made no provision for loan loss in 3Q’21 in light of the general improvements in the economy and a decline in loans actively under a modification.Total classified loans increased $6 million in 3Q’21 as compared to 2Q’21Ratio of Allowance for Loan Losses (“ALLL”) to Loans Held for Investment (“HFI”) was 1.76% at 9/30/21  Net Charge-Offs to Average Loans  ALLL to Total Loans HFI  Source: Company documents

Select Loan Industry Concentration Detail

As of September 30, 2021

Hospitality

- Total operating hospitality loans of $129 million*
- $6 million in hotels under construction, with unfunded commitments of <$2 million
- 85% of balances are to limited service hotels
- 37% of operating hospitality classified; 0.9% is nonaccrual; none are 30 days or more past due
- ALLL on operating hospitality is 7.6x%*

* Does not include loans reported in construction and development

Hotels by Geography



Lubbock, 6%
Other 5%
Amarillo area, 9%
El Paso, 30%
Permian and Central TX, 22%
Dallas / Ft. Worth, 28%

Direct Energy

- Total direct energy loans of $107 million
- 96% support services, 4% upstream
- Nearly 100% are located in Permian and Palo Duro Basins
- 6% of energy sector classified
- ALLL on energy sector is 1.7%

Energy Support Services by Type



Real Estate Secured, 18%
Production, 29%
Other, 10%
Exploration, 2%
Waste Water, 2%
Compression, 39%

Source: Company documents

South Plains Financial, Inc.
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Investment Securities    14  3Q’21 Highlights  Investment Securities totaled $752.6 million at 9/30/21, the fair value of securities decreased $6 million due to market conditions from 6/30/21All municipal bonds are in TexasAll MBS, CMO, and Asset Backed securities are U.S. Government or GSE  3Q’21 Securities Composition  $752.6million  Securities & Cash$ in Millions  Source: Company documents

 Noninterest Expense and Efficiency  15  Noninterest Expense$ in Millions  3Q’21 Highlights  Noninterest expense for 3Q’21 increased $1.3 million from 2Q’21 primarily due to:$739 thousand increase in personnel expense from an additional $1.2 million in commissions for insurance activities partially offset by a decline in mortgage commissions paid related to a decline in mortgage production$397 thousand increase in net occupancy expense due to higher maintenance and repair costs, additional rent overhead due to an expansion in leased space, and higher seasonal utility costs.Management continues to focus on reducing fixed expenses to drive improved profitability     Source: Company documents

 Balance Sheet Highlights$ in Millions  Balance Sheet Growth and Development  16  Tangible Book Value Per Share  Note: Tangible book value per share is a non-GAAP measure. See appendix for the reconciliation to GAAP   Source: Company documents

 Strong Capital Base    17  Tangible Common Equity to Tangible Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio  Source: Company documents  Note: Tangible common equity to tangible assets is a non-GAAP measure. See appendix for the reconciliation to GAAP

 Appendix  18

 Non-GAAP Financial Measures    19    As of and for the quarter ended                               September 30,2021       June 30,2021       March 31,2021       December 31,2020       September 30,2020    Pre-Tax, Pre-Provision Income                                            Net income  $  15,190     $  13,650     $  15,160     $  15,924     $  16,731  Income tax expense     3,716        3,422        3,738        3,968        4,147  Provision for loan losses     -        (2,007)      89        141        6,062                                          Pre-tax, pre-provision income  $  18,906     $  15,065     $  18,987      $  20,033     $  26,940  Unaudited$ in Thousands  Source: Company documents    As of the quarter ended                               September 30,2021       June 30,2021       March 31,2021       December 31,2020      September 30,2020    Tangible common equity                                           Total common stockholders’ equity  $  398,276     $  392,815     $  374,671     $  370,048     $  352,568  Less:  goodwill and other intangibles     (25,804)        (26,226)        (26,648)        (27,070)        (27,502)                                            Tangible common equity  $  372,472     $  366,589     $  348,023     $  342,978     $  325,066                                            Tangible assets                                         Total assets  $  3,774,175     $  3,712,915     $  3,732,894     $  3,599,160     $  3,542,666  Less:  goodwill and other intangibles     (25,804)        (26,226)        (26,648)        (27,070)        (27,502)                                            Tangible assets  $  3,748,371     $  3,686,689     $  3,706,246     $  3,572,090     $  3,515,164                                            Shares outstanding     17,824,094        18,014,398        18,053,229        18,076,364        18,059,174                                            Total stockholders’ equity to total assets     10.55%       10.58%        10.04%        10.28%        9.95%  Tangible common equity to tangible assets     9.94%      9.94%        9.39%        9.60%        9.25%  Book value per share  $  22.34     $  21.81     $  20.75     $  20.47     $  19.52  Tangible book value per share  $  20.90     $  20.35     $  19.28     $  18.97     $  18.00